UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

_____________________

SCHEDULE 14A
Rule 14a-101
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

_____________________

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PINGTAN MARINE ENTERPRISE LTD.

(Name of Registrant as Specified In Its Charter)

N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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November 12, 2020

Dear Member:

You are invited to attend the Annual General Meeting of Members of Pingtan Marine Enterprise Ltd. on Wednesday, December 23, 2020, at 10:00 AM, local time, at the Company’s headquarters located at 18/F, Zhongshan Building A No. 154 Hudong Road, Fuzhou, PRC, 350001. Registration will begin at 9:00 AM, local time.

Details of the business to be conducted at the Annual General Meeting are included in the attached Notice of Annual General Meeting of Members and Proxy Statement.

Whether or not you plan to attend in person, your vote is important and you are encouraged to vote promptly. Therefore, please provide your proxy by following the instructions provided in the Proxy Statement and in the Notice of Internet Availability of Proxy Materials. If you attend the Annual General Meeting, you may revoke your proxy and vote in person.

Very truly yours,

Xinrong Zhuo Chairman of the Board of Directors and Chief Executive Officer

PINGTAN MARINE ENTERPRISE LTD.

NOTICE OF ANNUAL GENERAL MEETING OF MEMBERS
TO BE HELD ON DECEMBER 23, 2020

November 12, 2020

TO THE MEMBERS OF PINGTAN MARINE ENTERPRISE LTD.:

You are cordially invited to attend the annual general meeting (our “Annual General Meeting”) of members of Pingtan Marine Enterprise Ltd., a Cayman Islands company (“we,” “us,” “our,” the “Company” or “Pingtan Marine”), to be held on December 23, 2020 at 10:00 AM, local time, at the Company’s headquarters located at 18/F, Zhongshan Building A No. 154 Hudong Road, Fuzhou, PRC, 350001. At this year’s Annual General Meeting, we are asking members (“members” are also referred to herein as “shareholders”) to consider and, if thought fit, to pass and approve the following resolutions:

1.      As an ordinary resolution, to elect Lin Bao as the Class B director to serve for a three-year term to expire at the 2023 annual general meeting of members or until his successor is duly elected and qualified;

2.      As an ordinary resolution, to approve, in a non-binding advisory vote, the compensation of the Company’s executive officers;

3.      As an ordinary resolution, to consider, in a non-binding advisory vote, the frequency at which the Company should include an advisory vote regarding the compensation of our named executive officers in our future proxy statements for shareholder consideration;

4.      As an ordinary resolution, to ratify the appointment of BDO China Shu Lun Pan Certified Public Accountants LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020; and

5.      To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

Only members of record at the close of business on November 9, 2020 are entitled to notice of and to vote at our Annual General Meeting. A list of members as of this date will be available during normal business hours for examination at our offices by any member for any purpose relevant to our Annual General Meeting for a period of ten days prior to the Annual General Meeting. All members are urged to attend our Annual General Meeting in person or vote by proxy.

YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU EXPECT TO ATTEND OUR ANNUAL GENERAL MEETING IN PERSON, PLEASE SIGN AND SUBMIT YOUR PROXY AS SOON AS POSSIBLE SO THAT YOUR SHARES CAN BE VOTED AT OUR ANNUAL GENERAL MEETING IN ACCORDANCE WITH YOUR INSTRUCTIONS.

The proxy is revocable at any time prior to its exercise and will not affect your right to vote in person in the event you attend our Annual General Meeting.

On or about November 12, 2020, we mailed shareholders of record a Notice of Internet Availability of Proxy Materials. The Notice contains instructions that explain how to access and review the proxy materials and our Annual Report on Form 10-K on the Internet.

BY ORDER OF THE BOARD OF DIRECTORS

Xinrong Zhuo
Chairman of the Board and Chief Executive Officer

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIAL
FOR THE ANNUAL GENERAL MEETING TO BE HELD ON DECEMBER 23, 2020

The Notice of Meeting, Proxy Statement, Proxy Card and Annual Report on Form 10-K for the 2019 fiscal year are available at http://www.astproxyportal.com/ast/17096

PINGTAN MARINE ENTERPRISE LTD.
18/F, Zhongshan Building A,
No. 154 Hudong Road
Fuzhou, P.R.C. 350001

PROXY STATEMENT

2020 ANNUAL GENERAL MEETING OF MEMBERS

This Proxy Statement and the accompanying Notice of Annual General Meeting of Members are being furnished in connection with the solicitation of proxies by the Board of Directors (“Board”) of Pingtan Marine Enterprise Ltd., a Cayman Islands company (“we,” “us,” “our,” the “Company” or “Pingtan Marine”). The proxies are being solicited for use at the annual general meeting of members (“members,” who are also referred to herein as “shareholders”) to be held on Wednesday, December 23, 2020, at 10:00 AM, local time, at the Company’s headquarters located at 18/F, Zhongshan Building A No. 154 Hudong Road Fuzhou, PRC, 350001, or at any adjournment or postponement thereof (the “Annual General Meeting”). A Notice of Internet Availability of Proxy Materials (the “Notice”) or this Proxy Statement is first being sent to shareholders on or about November 12, 2020. At our Annual General Meeting, shareholders will be asked to consider and vote upon the following proposals: (i) the election of one (1) Class B director to hold office until our 2023 annual general meeting or until his successor is elected and qualified; (ii) the approval, on an advisory basis, of our executive compensation; (iii) the consideration, on an advisory basis, of the frequency at which we should include an advisory vote regarding the compensation of our named executive officers in our future proxy statements for shareholder consideration; (iv) the ratification of the appointment of BDO China Shu Lun Pan Certified Public Accountants LLP as our independent registered public accounting firm for 2020; and (v) the transaction of such other business as may properly come before our Annual General Meeting.

INFORMATION CONCERNING SOLICITATION AND VOTING

Record Date and Share Ownership

Only members of record at the close of business on November 9, 2020, which date is referred to herein as the record date, are entitled to notice of and to vote at the Annual General Meeting. As of the “record date” 79,302,428 shares of our ordinary shares were issued and outstanding.

A list of these members will be available for inspection during ordinary business hours at our principal executive offices, at 18/F, Zhongshan Building A, No. 154 Hudong Road, Fuzhou, P.R.C. 350001, for at least ten days prior to the Annual General Meeting. The list will also be available for inspection at the Annual General Meeting.

Board Recommendation

Our Board recommends that our shareholders vote FOR the election of the Class B director nominee (Proposal 1); FOR the resolution approving, on an advisory basis, our executive compensation (Proposal 2); FOR the resolution, on an advisory basis, to include an advisory vote regarding the compensation of our named executive officers every three calendar years (Proposal 3); and FOR the ratification of the selection of BDO China Shu Lun Pan Certified Public Accountants LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2020 (Proposal 4). No other business is expected to come before our Annual General Meeting. Should any other matter requiring a vote of our shareholders properly arise, the persons named in the proxy card will vote such proxy in accordance with the recommendations of our Board.

Notice of Internet Availability

Pursuant to rules adopted by the U.S. Securities and Exchange Commission (the “Commission”), we are using the Internet as the primary means of furnishing proxy materials to our shareholders. Accordingly, we are sending the Notice to our shareholders. The Notice contains instructions on how to access the proxy materials and vote your ordinary shares over the Internet. The Notice also contains instructions on how to request a printed copy of the proxy materials. In addition, shareholders may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis. If you receive printed proxy materials, you will not receive the Notice, but you may still access our proxy materials and submit your proxy over the Internet. We encourage shareholders to take advantage of the availability of the proxy materials on the Internet to help reduce the environmental impact of our annual meetings.

Voting, Solicitation and Revocability of Proxy

Each ordinary share is entitled to one vote on all matters presented at our Annual General Meeting. Registered shareholders can vote by Internet, telephone, mail or in person. If your ordinary shares are held in the name of a bank, broker or other nominee, follow the voting instructions on the form you receive from your bank, broker or other nominee.

Your vote is important. Accordingly, regardless of whether you plan to attend the Annual General Meeting, in order to ensure that your vote is counted, please return your proxy card, properly signed, and the ordinary shares represented thereby will be voted in accordance with your directions, unless such proxies have been previously revoked. You can specify your choices by marking the appropriate boxes on the proxy card. If your proxy card is signed and returned without specifying choices, the shares will be voted in line with the Board’s recommendations for Proposals 1, 2, 3, and 4.

The Company’s directors, officers, agents and employees (who will receive no compensation in addition to their regular salaries), may communicate with shareholders, banks, brokerage houses and others by telephone, e-mail, in person or otherwise to solicit proxies. Currently, we do not intend to retain a solicitation firm to assist in the solicitation of proxies. We may request banks, brokers and other custodians, nominees and fiduciaries to forward copies of the proxy materials to their principals and to request authority for the execution of proxies. The Company is paying the full costs of the solicitation of proxies.

Attendance at the Annual General Meeting is generally limited to our registered shareholders and their authorized representatives and duly appointed proxies. All shareholders and authorized representatives or duly appointed proxies must bring an acceptable form of identification, such as a driver’s license, in order to attend the Annual General Meeting in person. In addition, if you hold ordinary shares in “street name” and would like to attend the Annual General Meeting, you will need to bring an account statement or other acceptable evidence of ownership of shares as of the close of business on the record date, however, those who hold shares in “street name” cannot vote their shares at the meeting. If your shares are held in “street name” in a brokerage account by a bank, broker or by another nominee, you are considered the “beneficial owner” of those shares. As the beneficial owner of those shares, you have the right to direct your broker, bank or nominee how to vote and you also are invited to attend the Annual General Meeting. However, because a beneficial owner is not the shareholder of record, you may not vote these shares in person at the meeting unless you obtain a legal proxy from the bank, broker, or nominee that holds your shares, giving you the right to vote the shares at the Annual General Meeting.

You may revoke your proxy at any time before it is voted at the Annual General Meeting by executing a later-voted proxy by Internet, telephone, or mail, or by providing written notice of the revocation to our Secretary at our principal executive offices. If you do attend, you may vote by ballot at the Annual General Meeting, thereby canceling any proxy previously given. However, attendance at the Annual General Meeting will not revoke a proxy unless you actually vote in person at the Annual General Meeting.

In the event that any matter not described in this Proxy Statement properly comes before the Annual General Meeting, the proxy holders named in the accompanying proxy will vote the shares represented by the proxy in their discretion. As of the date of this Proxy Statement, we are not aware of any other matters that might be presented at the Annual General Meeting.

Quorum, Abstentions and Broker Non-votes

Any two of our registered shareholders, present in person or by proxy or if a corporation or other non-natural person by its duly authorized representative, shall constitute a quorum for the transaction of business at the Annual General Meeting. Shareholders may withhold authority to vote for one or more of the nominees for director and may abstain on one or more of the other matters that may come before the Annual General Meeting. If, however, a quorum is not present or represented, the Annual General Meeting may be adjourned, to a time and place at the discretion of the directors.

Assuming a quorum is present, under Cayman Islands law and our Amended and Restated Memorandum and Articles of Association, the affirmative vote of the holders of a simple majority of the issued and outstanding ordinary shares present and voting at the meeting is required to elect the director nominee and to ratify the appointment of the auditors. The advisory vote on the compensation of the Company’s executive officers and the advisory vote on the frequency of future votes on the compensation of the Company’s executive officers also require a simple majority of the issued and outstanding ordinary shares present and voting at the meeting. However, given that these votes are advisory and not binding on the Company, the Board and our Compensation Committee will consider the results of the voting on these two proposals in formulating future executive compensation policy and in the determining the frequency of future votes on the compensation of the executive officers.

The inspector of elections appointed for the Annual General Meeting will determine the existence of a quorum and will tabulate the votes cast at the Annual General Meeting. For purposes of determining the presence of a quorum, abstentions and broker “non-votes” (shares held by a bank, broker or other nominee that does not have the authority, either express or discretionary, to vote on a particular matter) will be counted by us as present at the Annual General Meeting. Abstentions and broker non-votes, however, do not technically constitute a “vote cast” (affirmatively or negatively) on any matter and thus will be disregarded in the calculation of votes cast and whether shareholder approval of the matter has been obtained. Therefore, an abstention or broker non-vote will not have the effect of a vote for or against the proposal and will not be counted in determining the number of votes required for approval, though they will be counted as present at the Annual General Meeting in determining the presence of a quorum.

Under the rules of The New York Stock Exchange (“NYSE”), if a shareholder does not give instructions to a brokerage firm, it may still be able to vote your shares with respect to certain “discretionary” matters that are deemed by the NYSE to be routine (e.g., the ratification of the appointment of independent auditors), but it will not be allowed to vote shares with respect to certain “non-discretionary” items. If a shareholder does not provide voting instructions to a broker with respect to non-discretionary items such as Proposal 1, 2, and 3, the shares will not be voted for any such proposal. In such case, the shares will be treated as “broker non-votes.” Proposal 4 is considered a routine matter, so a bank or broker will have discretionary authority to vote such shares held in street name on that proposal. A broker non-vote may also occur if a broker fails to vote shares for any reason.

IMPORTANT:    All shareholders are cordially invited to attend the Annual General Meeting in person. Whether or not you plan to attend the Annual General Meeting, you are encouraged to vote as soon as possible to ensure that your shares are represented at the meeting. Any shareholder attending the Annual General Meeting may vote in person even if he, she or it returned a proxy by mail or voted by Internet or telephone. However, if a shareholder’s shares are held of record by a broker, bank or other nominee and the shareholder wishes to vote at the Annual General Meeting, the shareholder must obtain from the record holder a proxy issued in his, her or its name.

MATTERS TO BE CONSIDERED AT THE ANNUAL GENERAL MEETING

PROPOSAL NO. 1

ELECTION OF DIRECTOR

General

In accordance with our Amended and Restated Memorandum and Articles of Association, our Board currently consists of five directors divided into three classes — Class A (Mr. Xinrong Zhuo and Mr. Zengbiao Zhu), Class B (Mr. Lin Bao), and Class C (Mr. XingAn Lin and Mr. Lin Lin) — with the directors in each class holding office for staggered terms of three years each or until their successors have been duly elected and qualified. Mr. Bao’s term expires at the Annual General Meeting. Accordingly, one Class B director will be elected at our Annual General Meeting.

Mr. Bao has been nominated as the candidate for election as the Class B director. See “Information Concerning Director Nominee” under the section “Board of Directors and Executive Officers” for further information about the director nominee. If elected, the Class B director will hold office until the third anniversary of the Annual General Meeting, which is 2023, or until his successor is elected and qualified. Assuming the nominee is elected, we will have five directors serving as follows:

Class B Director: Lin Bao	Term expires at our 2023 annual general meeting of members.
Class A Directors: Xinrong Zhuo and Zengbiao Zhu	Terms expire at our 2022 annual general meeting of members.
Class C Directors: XingAn Lin and Lin Lin	Terms expire at our 2021 annual general meeting of members.

The proxy card grants the proxy holder the power to vote the proxy for a substitute nominee or nominees in the nominee becomes unavailable to serve as a Class B director. Management presently has no knowledge that the nominee will refuse or be unable to serve as a Class B director for the prescribed term.

Vote Required

The election of the director nominee requires the holders of a simple majority of the issued and outstanding ordinary shares present and voting at the Annual General Meeting to vote for the proposal, assuming a quorum is present. Members can either vote “for” the nominee or withhold authority to vote for the nominee. However, ordinary shares that are withheld will have no effect on the outcome of the election of the director. Abstentions and broker non-votes also will not have any effect on the outcome of the election of the director. Unless authority is withheld, the proxies solicited by our Board will be voted for the election of the nominee.

Recommendation of Our Board

Our Board recommends that you vote FOR the election of Mr. Lin Bao.

PROPOSAL NO. 2:

ADVISORY VOTE ON EXECUTIVE COMPENSATION

Pursuant to Section 14A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) we are giving our shareholders the opportunity to vote, on an advisory basis, to approve our executive compensation. This proposal, commonly known as a “say-on-pay” proposal, gives our shareholders the opportunity to express their views on our named executive officers’ compensation. We currently include this advisory vote on our executive compensation every three years.

Our executive compensation is described under the heading “Executive Compensation.” Our Compensation Committee reviews and approves salaries, bonuses, and other benefits payable to the executive officers. Our compensation program is designed to reward each individual named executive officer’s contribution to the advancement of our overall performance and execution of our goals, ideas and objectives. It is designed to reward and encourage exceptional performance at the individual level in the areas of organization, creativity and responsibility while supporting our core values and ambitions. This in turn aligns the interest of our executive officers with the interests of our shareholders, and thus with our interests.

We are asking you to indicate your support for the compensation of our named executive officers as described in this Proxy Statement. This vote is not intended to address any specific item of compensation, our general compensation policies, the compensation of our Board, or our compensation policies as they relate to risk management. Rather, this vote relates to the overall compensation of our named executive officers. Accordingly, we are asking you to vote, on an advisory basis, “For” the following resolution at the Annual General Meeting:

“RESOLVED, that the shareholders of Pingtan Marine Enterprise Ltd. hereby approve, on an advisory basis, the compensation of the named executive officers, as discussed and disclosed in the Compensation Discussion and Analysis, the executive compensation tables, and any narrative executive compensation disclosure contained in this Proxy Statement.”

This vote is advisory, and therefore not binding on us, our Board or our Compensation Committee. However, our Board and Compensation Committee value the opinions that our shareholders express in their votes and will consider the outcome of this vote when considering future executive compensation arrangements as they deem appropriate.

Vote Required

The affirmative vote of the holders of a simple majority of the issued and outstanding ordinary shares present and voting at the meeting is required to approve in an advisory vote the compensation of our executive officers, assuming a quorum is present. Abstentions or broker non-votes will not have the effect of a vote for or against the proposal and will not be counted in determining the number of votes required for approval. Unless otherwise instructed, the proxies will vote “for” the above resolution.

Recommendation of Our Board

Our Board recommends that you vote FOR approval of the advisory vote on executive compensation.

PROPOSAL NO. 3:

ADVISORY VOTE ON THE FREQUENCY OF AN ADVISORY VOTE ON EXECUTIVE COMPENSATION

Pursuant to Section 14A of the Exchange Act, we are giving our shareholders the opportunity to vote, on an advisory basis, on how often they believe the advisory vote on executive compensation (“say-on-pay”) should be held in the future. Shareholders can advise the Board on whether such votes should occur every year, every two years or every three years. We currently include this advisory vote on our executive compensation every three years.

For the reasons described below, our Board recommends that our shareholders select a frequency of three years for the say-on-pay vote, or a triennial vote. Our Board has determined that an advisory vote on executive compensation every three years is the best approach for us based on a number of considerations, including the following:

•        Our compensation program does not change significantly from year to year and is designed to induce performance over a multi-year period. A vote held every three years would be more consistent with, and provide better input on, our long-term compensation;

•        A three-year vote cycle gives our Board and the Compensation Committee sufficient time to thoughtfully consider the results of the advisory vote, to engage with shareholders to understand and respond to the vote results and effectively implement any appropriate changes to our executive compensation policies and procedures;

•        A three-year vote cycle will provide shareholders with a more complete view of the amount and mix of components of the compensation paid to our named executive officers;

•        A three-year period between votes will give shareholders sufficient time to evaluate the effectiveness of our short-term and long-term compensation strategies and the related business outcomes of the Company, and whether the components of the compensation paid to our named executive officers have achieved positive results for the Company; and

•        Many large shareholders rely on proxy advisory firms for vote recommendations. We believe that a triennial vote on executive compensation, rather than an annual or biennial vote, will help proxy advisory firms provide more detailed and thorough analyses and recommendations. Less frequent say-on-pay votes will improve the ability of institutional shareholders to exercise their voting rights in a more deliberate, thoughtful and informed way that is in the best interests of shareholders.

Our shareholders also have the opportunity to provide additional feedback on important matters involving executive compensation even in the years when say-on-pay votes do not occur. For example, the rules of the NASDAQ Stock Market require that we seek shareholder approval for new employee equity compensation plans and material revisions thereto. Further, as discussed above under “Shareholder Communications with the Board,” we provide shareholders with an opportunity to communicate directly with our Board, including on issues of executive compensation.

We understand that our shareholders may have different views as to what is the best approach for us, and we look forward to hearing from our shareholders on Proposal 3. You may cast your vote on your preferred voting frequency by choosing the option of every three years, two years, one year, or abstain from voting when you vote in response to the resolution set forth below:

“RESOLVED, that the shareholders of Pingtan Marine Enterprise Ltd. (the “Company”) hereby approve, on an advisory basis, that the frequency with which they prefer to vote on the executive compensation of the Company’s executive officers is:

•        Every three years;

•        Every two years;

•        Every year; or

•        Abstain from voting.

You are not voting to approve or disapprove our Board’s recommendation. While this advisory vote is non-binding on us, and we may hold a say-on-pay vote more or less frequently than the preference receiving the highest number of votes of our shareholders, our Board and Compensation Committee will give careful consideration to the choice that receives the most votes when considering the frequency of future say-on-pay votes.

Vote Required

Generally, approval of any matter presented to shareholders is determined by a majority of the votes cast affirmatively or negatively on the matter, assuming a quorum is present. However, given that this vote is advisory and non-binding, if none of the frequency options receive a majority of the votes cast, the option receiving the greatest number of votes will be considered the frequency recommended by the shareholders. In such instance, while none of the three alternatives will have been approved, shareholders will still have the ability to communicate their preference with respect to this vote.

Recommendation of Our Board

Our Board recommends that you vote for an advisory vote on compensation of named executive officers to be considered every THREE calendar years.

PROPOSAL NO. 4:

RATIFICATION OF APPOINTMENT OF BDO CHINA SHU LUN PAN CERTIFIED PUBLIC
ACCOUNTANTS LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR
THE YEAR ENDING DECEMBER 31, 2020

The Audit Committee has recommended the appointment of BDO China Shu Lun Pan Certified Public Accountants LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2020. BDO China Shu Lun Pan Certified Public Accountants LLP has served as the Company’s independent accountant since September 1, 2014.

The shareholders are being requested to ratify the reappointment of BDO China Shu Lun Pan Certified Public Accountants LLP at the Annual General Meeting. If the selection is not ratified, it is contemplated that the appointment of BDO China Shu Lun Pan Certified Public Accountants LLP for 2020 may be permitted to stand in view of the difficulty and the expense involved in changing independent auditors on short notice, unless the Audit Committee finds other compelling reasons for making a change. Even if the selection is ratified, the Audit Committee and the Board may direct the appointment of a different independent registered public accounting firm at any time during the year if they determine that such a change would be in the best interests of the Company and its shareholders. The Company does not anticipate that a representative of BDO China Shu Lun Pan Certified Public Accountants LLP will attend the Annual General Meeting to make a statement and to respond to the appropriate shareholder questions.

Independent Auditor’s Fees for Fiscal Years 2019 and 2018

The following is a summary of the fees billed to the Company by its independent registered public accounting firm for professional services rendered for the years ended December 31, 2019 and 2018 (in US dollars):

	Year Ended December 31,
	2019	2018
Audit Fees	$680,000	$687,158
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—
TOTAL	$680,000	$687,158

“Audit Fees” consisted of the aggregate fees billed for professional services rendered for the audit of our annual financial statements and the reviews of the financial statements included in our Forms 10-Q and for any other services that were normally provided in connection with our statutory and regulatory filings or engagements.

“Audit Related Fees” consisted of the aggregate fees billed for professional services rendered for assurance and related services that were reasonably related to the performance of the audit or review of our financial statements and were not otherwise included in Audit Fees.

“Tax Fees” consisted of the aggregate fees billed for professional services rendered for tax compliance, tax advice and tax planning. Included in such Tax Fees were fees for preparation of our tax returns and consultancy and advice on other tax planning matters.

“All Other Fees” consisted of the aggregate fees billed for products and services provided and not otherwise included in Audit Fees, Audit Related Fees or Tax Fees.

Pre-Approval Policies and Procedures

Under the Sarbanes-Oxley Act of 2002, all audit and non-audit services performed by our auditors must be approved in advance by our Board to assure that such services do not impair the auditors’ independence from us. In accordance with its policies and procedures, our Board pre-approved the audit and non-audit service performed by BDO China Shu Lun Pan Certified Public Accountants LLP for our consolidated financial statements as of and for the year ended December 31, 2019.

AUDIT COMMITTEE REPORT

The following is the report of the Audit Committee with respect to the Company’s audited financial statements for the year ended December 31, 2019. The information contained in this report shall not be deemed “soliciting material” or otherwise considered “filed” with the Commission, and such information shall not be incorporated by reference into any future filing under the Securities Act or the Exchange Act except to the extent that the Company specifically incorporates such information by reference in such filing.

The Audit Committee consists of three members: XingAn Lin, Zengbiao Zhu and Lin Lin. All of the members are independent directors under the NASDAQ and SEC audit committee structure and membership requirements. The Audit Committee has certain duties and powers as described in its written charter adopted by the Board.

The Audit Committee is responsible primarily for assisting the Board in fulfilling its oversight responsibility of reviewing the financial information that will be provided to shareholders and others, appointing the independent registered public accounting firm, reviewing the services performed by the Company’s independent registered public accounting firm and internal audit department, evaluating the Company’s accounting policies and the Company’s system of internal controls that management and the Board have established, and reviewing significant financial transactions. The Audit Committee does not itself prepare financial statements or perform audits, and its members are not auditors or certifiers of the Company’s financial statements.

In fulfilling its oversight responsibility of appointing and reviewing the services performed by the Company’s independent registered public accounting firm, the Audit Committee carefully reviews the policies and procedures for the engagement of the independent registered public accounting firm, including the scope of the audit, audit fees, auditor independence matters and the extent to which the independent registered public accounting firm may be retained to perform non-audit related services.

The Company maintains an auditor independence policy that bans its auditors from performing non-financial consulting services, such as information technology consulting and internal audit services. This policy mandates that the Audit Committee approve the audit and non-audit services and related budget in advance, and that the Audit Committee be provided with quarterly reporting on actual spending. This policy also mandates that the Company may not enter into auditor engagements for non-audit services without the express approval of the Audit Committee.

The Audit Committee has reviewed and discussed the audited financial statements for the year ended December 31, 2019 with the Company’s management and BDO China Shu Lun Pan Certified Public Accountants LLP, the Company’s independent registered public accounting firm. The Audit Committee has also discussed with BDO China Shu Lun Pan Certified Public Accountants LLP the matters required to be discussed under the applicable auditing standards of the Public Company Accounting Oversight Board (“PCAOB”).

The Audit Committee also has received and reviewed the written disclosures and the letter from BDO China Shu Lun Pan Certified Public Accountants LLP required by applicable requirements of the PCAOB regarding BDO China Shu Lun Pan Certified Public Accountants LLP’s communications with the Audit Committee concerning independence, and has discussed with BDO China Shu Lun Pan Certified Public Accountants LLP its independence from the Company.

Based on the Audit Committee’s review and the discussions referred to above, the Audit Committee recommended to the Board that the audited financial statements for the year ended December 31, 2019 be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019 for filing with the Commission.

Submitted by the Audit Committee of the Board of Directors

XingAn Lin
Zengbiao Zhu
Lin Lin

Vote Required

Ratification of the appointment of our independent registered public accounting firm for fiscal year ending December 31, 2020 shall be determined by a simple majority of the issued and outstanding ordinary shares present and voting at the Annual General Meeting, assuming a quorum is present. Unless otherwise instructed, the proxies will vote “for” ratification of the appointment of the auditors.

Recommendation

Our Board recommends a vote FOR ratification of the appointment of BDO China Shu Lun Pan Certified Public Accountants LLP as our independent registered public accounting firm for fiscal year ended December 31, 2020.

BOARD OF DIRECTORS AND EXECUTIVE OFFICERS

Information Concerning Director Nominee

Below is information concerning our director nominee for election as the Class B director, who, if elected, will hold office until the third anniversary of the Annual General Meeting or until his successor is elected and qualified.

Name	Age	Class and Year in Which Term Will Expire if Re-elected	Position
Lin Bao	58	Class B (2023)	Director

Lin Bao has served as a member of the Board since the business combination in February 2013. He has served as the general manager of Fuzhou Hong Long Ocean Fishery Co., Ltd., a marine fishery company since February 2013. From April 1989 to January 1997, he served as the general manager of Fuzhou Tang Cheng Plaza, a hotel affiliated to China Railway Construction Corporation Limited. Mr. Bao is the vice chairman of China Fisheries Association since 2012. Mr. Bao received his Associate degree in Accounting from Beijing Society Correspondence University in 1989. He obtained the Certificate of Highway Engineer in 2006. Mr. Bao is qualified to continue to serve on our Board due to his background in the fishing industry, as well as his executive experience.

Directors Not Standing for Election

The members of the Board who are continuing and not standing for election at this year’s Annual General Meeting are set forth below. For information concerning Mr. Lin Bao, see “ Information Concerning Director Nominee ” above.

Name	Age	Class and Year in Which Term Will Expire	Position
XingAn Lin	57	Class C (2021)	Director
Lin Lin	46	Class C (2021)	Director
Xinrong Zhuo	56	Class A (2022)	Chief Executive Officer, Chairman of the Board
Zengbiao Zhu	71	Class A (2022)	Director

XingAn Lin has served as an independent director on our Board since February 2015. Mr. Lin is a Chinese Certified Public Accountant and Certified Tax Agent. He has served as Officer in Pingtan Haixin Tax Accountant Agent Office since December 2005. From January 2000 to November 2005, he served as Project Manager of Fujian Broker Accounting Firm. From November 1991 to December 1999, he served as Project Manager in Pingtan Audit Co., Ltd. From September 1985 to October 1991, he served as Accountant in Pingtan Grain Bureau Commercial Industry Company. Mr. Lin is qualified to serve on our Board due to his extensive accounting and regulatory background.

Lin Lin has served as an independent member of our Board since February 2015. He is a Certified Tax Agent and has served as Director in Pingtan Haixin Tax Accountant Agent Office since November 2004. From December 2005 to October 2010, Mr. Lin served as Project Manager of Pingtan Haixin Tax Accountant Agent Office. From October 1990 to November 2005, he served as Financial Controller in Pingtan Pharmaceutical Company. Mr. Lin is qualified to serve on our Board due to his extensive accounting and regulatory background.

Xinrong Zhuo has served as chairman of our Board and the Company’s chief executive officer since the business combination in February 2013. Prior to that he served as the chairman of CDGC’s board and as its chief executive officer from August 2010. Mr. Zhuo has served as director of Fujian Road & Bridge Construction Co., Ltd., an infrastructure construction company, since December 2008, has served as the sole director of Tian Yuan Co., Ltd., a real estate investment company, since September 2007, has served as the chairman and legal representative of Fuzhou Dongxing Longju Real Estate Development Co., Ltd., a real estate development company, since March 2007, has served as the vice general manager of Fujian Huashang Real Estate Development Co., Ltd., a real estate development company, since December 2006, and has served as the supervisor of Fuzhou Haiyiyongyu Import & Export Co., Ltd., a trading company, since June 1995. From November 2005 to December 2008, Mr. Zhuo served as the legal representative and the chairman of Fujian Road & Bridge Construction Co., Ltd. From June 2005 to September 2007, Mr. Zhuo served as vice general manager of Tian Yuan Co. Ltd. From February 2002 to September 2009, Mr. Zhuo served as the legal representative and executive director of Fuzhou Baojie Haiyi Pingtan Fishing Co., Ltd., an aquatic products company. From June 1995 to September 2006, Mr. Zhuo served as the supervisor at Fuzhou Hong Long

Ocean Fishery Co., Ltd., a marine fishery company. Mr. Zhuo is qualified to serve on our Board due to his experience in the real estate development and trading business, as well as his extensive experience in the fishing industry, his legal background and prior executive experience.

Zengbiao Zhu has served as an independent director on our Board since the business combination in February 2013. Prior to that he served as a director of CDGC from April 2011. Mr. Zhu has been a member of the National People’s Congress, or NPC, Standing Committee of Fujian Province and a member of the NPC Financial and Economic Committee of Fujian Province since January 2008. From 2004 to December 2009 he served as the director of the China Insurance Regulatory Commission Fujian Bureau, from 2000 to 2004 he first served as the deputy director and then the director of the China Insurance Regulatory Commission Fujian Bureau Fuzhou Office, and from 1995 to 2000 he served as the president of PBOC Fuzhou sub-branch. Mr. Zhu received his bachelor’s degree in Finance from Xiamen University in 1974. Mr. Zhu is qualified to serve on our Board due to his extensive political and regulatory background and contacts in the Fujian region.

Executive Officers

The following table sets forth certain information with respect to our executive officers who are not also members of our Board. For information concerning Xinrong Zhuo, see “Directors Not Standing for Election” above.

Name	Age	Position
LiMing (Michael) Yung	56	Chief Financial Officer

LiMing (Michael) Yung has served as Pingtan’s Senior Vice President since 2015, and as Chief Financial Officer since December 2019. Before joining Pingtan, Mr. Yung served as Managing Director of Terra Nova Natural Resources from 2008 to 2013. He also previously served as Senior Vice President of UBS Paine Webber and as Vice President of Citicorp Investment. Mr. Yung holds a bachelor’s degree in finance from the New York Institute of Technology.

CORPORATE GOVERNANCE

Director Independence

In accordance with the current listing standards of The NASDAQ Stock Market, our Board, on an annual basis, affirmatively determines the independence of each director or nominee for election as a director. Our Board has determined that three of our current directors, Zengbiao Zhu, Lin Lin, and XingAn Lin, are “independent directors” as defined under the NASDAQ Rules, constituting a majority of independent directors of our Board as required by the corporate governance rules of NASDAQ. In making these determinations, our Board has concluded that none of those members has an employment, business, family or other relationship which, in the opinion of our Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

Board Leadership Structure and Corporate Governance

In accordance with our Amended and Restated Memorandum and Articles of Association, our Board elects our officers, including our Chief Executive Officer, Chief Financial Officer and such other officers as our Board may appoint from time to time. In addition, our Board may appoint a Chairman of the Board. Mr. Zhuo has served as our Chairman and Chief Executive Officer since the consummation of our February 2013 business combination, overseeing our day-to-day operations while also leading our Board. The Board believes that the current model is effective for our continued growth in that the combined position of Chief Executive Officer and Chairman maximizes strategic advantages and Mr. Zhuo’s industry expertise. Mr. Zhuo, given his extensive knowledge of China’s fishing industry, coupled with the fact that he has overseen our operations since inception, is the director most familiar with our business and industry, and is best positioned to set and execute strategic priorities. Mr. Zhuo provides a strong link between management and the Board, which promotes clear communication and enhances strategic planning and implementation of corporate strategies. Mr. Zhuo’s leadership, driven by his deep business and industry expertise, enhances the Board’s exercise of its responsibilities. In addition, this model provides enhanced efficiency and effective decision-making and clear accountability.

The Chairman may preside at meetings of our Board. In his absence, any other director or any member of any committee designated by the Board may chair a meeting of the Board or such committee. A director is not required to hold any shares in us by way of qualification. A director may vote with respect to any contract, proposed contract or arrangement in which he is materially interested, provided that the nature of his interest is disclosed by him at or prior to its consideration and any vote by our Board thereon. The directors may exercise all the powers of the Company to borrow money and to mortgage or charge its undertaking, property and uncalled capital and to issue debentures, debenture stock, mortgages, bonds and other such securities whether outright or as security for any debt, liability or obligation of the company or of any third party.

The Company’s corporate governance serves to ensure that members of the Board are independent from management and that the Board adequately performs its function to ensure that the interests of the Board and management are in alignment with the interests of the shareholders. The Board has adopted Corporate Governance Guidelines to promote effective governance of the Company. The Corporate Governance Guidelines are available on our website at www.ptmarine.com under “Investors — Corporate Governance — Governance Docs.”

On an annual basis, each director and executive officer is required to complete a Director and Officer Questionnaire. Within this questionnaire are requirements for disclosure of any transactions with the Company in which the director or executive officer, or any member of his or her immediate family, have a direct or indirect material conflict of interest.

Board’s Role in Risk Oversight

Risk is inherent in every business, and how well a business manages risk can ultimately determine its success. We face a number of risks, including strategic risks, enterprise risks, financial risks, regulatory risks, and others. Management is responsible for the day-to-day management of risks that the Company faces, while our Board, as a whole and through its committees, has responsibility for the oversight of risk management, and is tasked with assuring that the long-term interests of our shareholders are being served. In its risk oversight role, our Board has the responsibility to satisfy itself that the risk management processes designed and implemented by management are adequate and functioning as designed.

Our Board believes that establishing the right “tone at the top,” and full and open communication between management and our Board, are essential for effective risk management and oversight. Our Chairman holds strategic planning sessions with senior management to discuss strategies, key challenges, and risks and opportunities for us. Senior management is available to address any questions or concerns raised by our Board on risk management-related and any other matters.

While our Board is ultimately responsible for risk oversight at our Company, our Board committees assist our Board in fulfilling its oversight responsibilities in certain areas of risk as further set forth below. Our Board committees report to our Board on significant risks and other matters.

Executive Sessions

The independent members of our Board meet in executive session (without the participation of executive officers or other non-independent directors) at least once a year, after a regularly scheduled Board meeting, and at any other time requested by any independent director. The secretary of the Board is responsible for calling and the independent director who has the most seniority presides over the executive sessions.

Committees and Meeting Attendance

Our Board held one meeting during the fiscal year ended December 31, 2019. Our Board has an Audit Committee, a Compensation Committee and a Nominating and Governance Committee. The Audit Committee held five meetings during the fiscal year ended December 31, 2019. Our Compensation Committee and the Governance Committee each held one meeting during the fiscal year ended December 31, 2019.

During 2019, each member of the Board attended or participated in at least 75% or more of the aggregate of (i) the total number of meetings of the Board (held during the period for which such person has been a director) and (ii) the total number of meetings held by all committees of the Board on which such person served (during the periods that such person served). Our Amended and Restated Memorandum and Articles of Association provide that the Chairman of our Board shall preside at all meetings of our shareholders. Each director is expected to make reasonable efforts to attend Board meetings, meetings of committees of which such director is a member and the Annual Meetings of Members. One of our then sitting directors attended the 2019 Annual Meeting of Members.

Committee Composition

The following table sets forth the current membership of our Audit Committee, Compensation Committee and Nominating and Governance Committee. Each committee conducts its business pursuant to a written charter approved by our Board, copies of which are available on our website at www.ptmarine.com under “Investors — Corporate Governance — Governance Docs.”

Audit Committee	Compensation Committee	Nominating and Governance Committee
XingAn Lin*	Zengbiao Zhu*	Lin Lin*
Zengbiao Zhu	Lin Lin	XingAn Lin
Lin Lin	XingAn Lin	Zengbiao Zhu

____________

*        Chairman of the committee.

Audit Committee.    Messrs. XingAn Lin, Zengbiao Zhu and Lin Lin currently serve on the Audit Committee, which is chaired by XingAn Lin. Our Audit Committee falls within the definition of “audit committee” under Section 3(a)(58)(A) of the Exchange Act. In addition to meeting The NASDAQ Stock Market’s tests for director independence, directors serving on our Audit Committee must meet two basic criteria set forth in the rules promulgated by the Commission. First, Audit Committee members are barred from accepting, directly or indirectly, any consulting, advisory or other compensatory fee from us or any affiliate of us, other than in the member’s capacity as a member of our Board and any Board committee. Second, a member of our Audit Committee may not be an affiliated person of us or any subsidiary of us, apart from his or her capacity as a member of our Board and any Board committee. Our Board has determined that each member of our Audit Committee meets these independence requirements, in addition to the independence criteria established by The NASDAQ Stock Market. Our Board has determined that each Audit Committee member has sufficient knowledge in financial and auditing matters to serve on the Audit Committee. Our Board has designated XingAn Lin as an “audit committee financial expert,” as defined in Item 407(d) of Regulation S-K. Our Audit Committee assists our Board in fulfilling its oversight responsibilities with respect to risk management in the areas of financial reporting, internal controls and compliance with legal and regulatory requirements, and, in accordance with The NASDAQ Stock Market requirements, discusses policies with respect to risk assessment and risk management. Our Audit Committee’s primary duties and responsibilities include:

•        reviewing and discussing our financial statements and financial reports with management and the independent auditor;

•        reviewing the effectiveness and adequacy of our internal control structure and procedures for financial reporting;

•        reviewing management’s assessment of our disclosure controls and monitoring procedures designed to improve the quality and reliability of the disclosure of our financial results and operations;

•        overseeing the appointment, compensation, evaluation of the qualifications and independence of our independent auditors;

•        overseeing our compliance with legal and regulatory requirements;

•        overseeing the adequacy of our internal controls and procedures to promote compliance with accounting standards and applicable laws and regulations;

•        engaging advisors as necessary; and

•        determining the funding from us that is necessary or appropriate to carry out the audit committee’s duties.

Compensation Committee.    Messrs. Zengbiao Zhu, XingAn Lin and Lin Lin currently serve on the Compensation Committee, which is chaired by Mr. Zhu. Each member of the Compensation Committee is “independent” as that term is defined in the rules of the Commission and within the meaning of such term as defined under the listing standards of The NASDAQ Stock Market. Our Compensation Committee assists our Board in fulfilling its oversight responsibilities with respect to the management of risks arising from our compensation policies and programs. The Compensation Committee’s responsibilities include:

•        reviewing and advising the Board concerning our overall compensation philosophy, policies and plans, including a review of both regional and industry compensation practices and trends;

•        reviewing and approving corporate and personal performance goals and objectives relevant to the compensation of all executive officers, and make recommendations regarding all executive compensation;

•        recommending establishment and terms of incentive compensation plans and equity compensation plans, and administer such plans;

•        making and approving grants of options and other equity awards to all executive officers and directors under our compensation plans;

•        reviewing and making recommendations to the Board regarding compensation-related matters outside the ordinary course, including, but not limited to, employment contracts, change-in-control provisions, severance arrangements, and material amendments thereto;

•        reviewing and discussing with management the disclosures in our “Compensation Discussion and Analysis” and any other disclosures regarding executive compensation to be included in the our public filings or shareholder reports; and

•        reviewing and discussing with management the risks associated with our compensation policies.

Nominating and Governance Committee.    Messrs. Lin Lin, Zengbiao Zhu and XingAn Lin currently serve on the Nominating and Governance Committee, which is chaired by Mr. Lin Lin. Each member of the Nominating and Governance Committee is “independent” as that term is defined in the rules of the Commission and within the meaning of such term as defined under the listing standards of The NASDAQ Stock Market.

Our Nominating and Governance Committee makes recommendations to our Board regarding the nomination of candidates to stand for election as members of our Board, evaluates our Board’s performance, and provides oversight of corporate governance and ethical standards. Our Nominating and Governance Committee has the responsibility to develop and review on an ongoing basis the adequacy of, the corporate governance principles applicable to us. Our Nominating and Governance Committee assists our Board in fulfilling its oversight responsibilities with respect to the management of risks associated with Board organization, membership and structure, succession planning for our directors and executive officers, and corporate governance. For more information regarding our director nomination processes, see the discussion below under the heading “Director Nominations.”

Compensation Committee Interlocks and Insider Participation

Messrs. XingAn Lin, Zengbiao Zhu and Lin Lin currently serve on the Compensation Committee, which is currently chaired by Mr. Zhu. No member of the Compensation Committee is one of our executive officers, and no member of the Compensation Committee had any relationships requiring disclosure by us under the Commission’s rules requiring disclosure of certain relationships and related-party transactions. None of our executive officers served as a director or a member of a Compensation Committee (or other committee serving an equivalent function) of any other entity, the executive officers of which served as one of our directors or member of the Compensation Committee during 2019.

Director Nominations

As noted above, the Board has determined that each member of the Nominating and Governance Committee (referred to in this section as the “Committee”) is independent as defined under the rules of the Commission and within the meaning of such term as defined under the listing standards of The NASDAQ Stock Market.

The Committee’s process for considering all candidates for election as directors, including shareholder-recommended candidates, is designed to ensure that the Committee fulfills its responsibility to recommend candidates that are properly qualified and are not serving any special interest groups, but rather the best interest of all of the shareholders.

In identifying candidates for membership on the Board, the Committee seeks directors with established strong professional reputations and experience in areas relevant to the strategy and operations of our business. The Committee seeks directors who possess the qualities of integrity and candor, who have strong analytical skills and who are willing to engage management and each other in a constructive and collaborative fashion. The Committee also seeks directors who have the ability and commitment to devote significant time and energy to service on the Board and its committees. Directors should have varied educational and professional experiences and backgrounds that, collectively, provide meaningful guidance and counsel to management.

We believe that all of our directors meet the foregoing qualifications. While we do not have a formal policy with respect to diversity, as a company, we are committed to creating and sustaining a culture of inclusion and fairness.

If there is a need for a new director because of an open position on the Board or because the Board has determined to increase the total number of directors, the Committee may retain a third-party search firm to locate candidates that meet the needs of the Board at that time. When a search firm is used, the firm typically provides information on a number of candidates for review and discussion by the Committee. If appropriate, the Committee chair and some or all of the members of the Committee may interview potential candidates. If in these circumstances the Committee determines that a potential candidate meets the needs of the Board and possesses the relevant qualifications, the Committee will vote to recommend to the Board the election of the candidate as a director.

The Committee will consider director candidates recommended by shareholders if properly submitted to the Committee. Shareholders wishing to recommend persons for consideration by the Committee as nominees for election to the Board can do so by writing to the Nominating and Governance Committee, c/o Mr. Lin Lin, Pingtan Marine Enterprise Ltd., 18/F, Zhongshan Building A, No. 154 Hudong Road, Fuzhou, P.R.C. 350001. Recommendations must include the proposed nominee’s name, detailed biographical data, work history, qualifications and corporate and charitable affiliations, as well as a written statement from the proposed nominee consenting to be named as a nominee and, if nominated and elected, to serve as a director. The Committee will then consider the candidate and the candidate’s qualifications using the criteria as set forth above. The Committee may discuss with the shareholder making the nomination the reasons for making the nomination and the qualifications of the candidate. The Committee may then interview the candidate and may also use the services of a search firm to provide additional information about the candidate prior to making a recommendation to the Board.

Code of Business Conduct and Ethics

We have adopted a code of business conduct and ethics that applies to all of our employees, officers and directors, including those officers responsible for financial reporting. The most recent version is available on our website at www.ptmarine.com under “Investors — Corporate Governance — Governance Docs.” The information contained on our website is not incorporated by reference into this Proxy Statement. If we make any substantive amendments to the code or grant any waiver from a provision of the code to any executive officer or director, we will promptly disclose the nature of the amendment or waiver on our website, as well as via any other means required by applicable law.

Shareholder Communications with the Board

The Chairman of our Board may receive and distribute to our Board, and arrange for responses to, communications from shareholders. Shareholders may communicate with any and all of our directors by transmitting correspondence by mail, facsimile or email, addressed as follows:

c/o Corporate Secretary
Pingtan Marine Enterprise Ltd.
18/F, Zhongshan Building A
No. 154 Hudong Road
Fuzhou, P.R.C. 350001
Email Address: michaelyung@ptmarine.net

Our Corporate Secretary maintains a log of such communications and transmits as soon as practicable such communications to the Chairman and the identified director addressee(s), unless there are safety or security concerns that mitigate against further transmission of the communications, as determined by the Corporate Secretary. Our Board or individual directors so addressed are advised of any communication withheld for safety or security reasons as soon as practicable. The mailing envelope should contain a clear notation indicating that the enclosed letter is a “Board Communication” or “Director Communication.” All such letters must clearly state whether the intended recipients are all members of the Board or just certain specified directors. The Corporate Secretary relays all communications to directors absent safety or security issues or will forward the inquiry to the appropriate personnel within our Company (for instance, if it is primarily commercial in nature); attempt to handle the inquiry directly (for instance, if it is a request for information about our Company or a stock-related matter); or not forward the inquiry if it relates to an improper or inappropriate topic or is otherwise irrelevant.

EXECUTIVE COMPENSATION

Compensation Committee Report

The following report of the Compensation Committee shall not be deemed to be “soliciting material” or to otherwise be considered “filed” with the Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended (the “Securities Act”) or the Exchange Act except to the extent that the Company specifically incorporates it by reference into such filing.

The Compensation Committee has reviewed and discussed with management the disclosures contained in the following section entitled “Compensation Discussion and Analysis.” Based on this review and discussion, the Compensation Committee recommended to the Board that the section entitled “Compensation Discussion and Analysis” be included in this Proxy Statement.

Submitted by the Compensation Committee of the Board of Directors

Zengbiao Zhu
XingAn Lin
Lin Lin

Compensation Discussion and Analysis

Compensation Objectives

We operate in a highly competitive and rapidly changing industry. The key objectives of our executive compensation programs are to:

•         Supervise and review the affairs of the Company as they relate to the compensation and benefits of executive officers and directors of the Company.

•         Perform any other activities consistent with the Company’s Amended and Restated Memorandum and Articles of Association and governing law, as the Compensation Committee or the Board deems necessary or appropriate.

Our Compensation Program

In carrying out its objectives, the Compensation Committee of our Board reviews all components of executive and director compensation for consistency with our compensation philosophy and with the interests of our shareholders.

The compensation program is designed to reward each individual named executive officer for his or her contribution to the advancement of our overall performance and execution of our goals, ideas and objectives. It is designed to reward and encourage exceptional performance at the individual level in the areas of organization, creativity and responsibility while supporting our core values and ambitions. This in turn aligns the interests of our executive officers with the interests of our shareholders, and thus with our interests.

Determining Executive Compensation

The Compensation Committee generally reviews and approves the compensation program for executive officers annually after the close of each year. Reviewing the compensation program at such time allows the Compensation Committee to consider the overall performance of the past year and the financial and operating plans for the upcoming year in determining the compensation program for the upcoming year.

A named executive officer’s base salary is determined by an assessment of his or her sustained performance against individual job responsibilities, including, where appropriate, the impact of his or her performance on our business results, current salary in relation to the salary range designated for the job, experience and mastery, and potential for advancement. Although we do not engage in benchmarking, the Compensation Committee may also consider compensation levels with comparable positions in the industry to evaluate the total compensation decisions that it makes for our officers.

Role of Executive Officers in Determining Executive Compensation

The Compensation Committee determines the compensation for our chief executive officer, which is based on various factors, such as level of responsibility and contributions to our performance. Our chief executive officer recommends the compensation for our executive officers (other than the compensation of the chief executive officer) to the Compensation Committee. The Compensation Committee reviews the recommendations made by the chief executive officer and determines the compensation of the chief executive officer and the other executive officers.

The Committee reviews on at least an annual basis the scope of responsibilities of the Committee and the Committee’s performance of its duties.

Policy Against Hedging, Short-Selling and Pledging

Any employee holding the Company’s securities is prohibited from engaging in hedging, short-selling or pledging with respect to such securities.

Employment Agreements

We have entered into employment agreements with our senior executive officers, as described below. Copies of these employment agreements are filed with the Commission as exhibits to our annual reports and other filings under applicable rules. Our Board may adjust base salaries annually to reflect increases in the cost of living, but it has not done so to date. An executive’s base salary may also be increased if the executive’s workload substantially increases as a result of our business expansion. In addition, an executive’s base salary may be correspondingly adjusted if the salaries of all of our other employees are adjusted.

Xinrong Zhuo.    We have entered into an employment agreement with Xinrong Zhuo, our chief executive officer for a term of three years ending on August 25, 2022 Pursuant to the employment agreement, Mr. Zhuo receives annual compensation of HKD$312,000, equal to $39,791. In addition, Mr. Zhuo’s employment agreement provides for an annual bonus based on the executive’s performance and our financial performance. Annual bonuses will be determined by us in our sole discretion and will be approved by the Compensation Committee. Mr. Zhuo is eligible for participation in any standard employee benefit plan of the Company that currently exists or may be adopted by the Company in the future, but not limited to, any retirement plan, and travel holiday policy.

We may terminate Mr. Zhuo’s employment agreement with cause (as defined in his employment agreement) at any time with one-month written notice. If we dismiss Mr. Zhuo without cause (as defined in his employment agreement), or if he terminates his employment for good reason (as defined in his employment agreement), we will provide Mr. Zhuo with severance payment in cash in an amount equal to three months of his base salary at the then current rate. Under such circumstance, Mr. Zhuo agrees not to make any further claims for compensation for loss of office, accrued remuneration, fees, wrongful dismissal or any other claim whatsoever against the Company or its subsidiaries or the respective officers or employees of any of them. If Mr. Zhuo terminates his employment other than for good reason, he may resign upon three-month prior written notice to the Company.

Our employment agreement with Mr. Zhuo provides for the protection of confidential information and contains non-competition and non-solicitation provisions applicable for a term of two years following the termination of his employment.

LiMing (Michael) Yung.    We entered into an employment agreement with LiMing (Michael) Yung effective December 5, 2019. Pursuant to the agreement, Mr. Yung will receive annual compensation equal to $180,000 plus an annual bonus of $20,000. During the course of Mr. Yung’s employment, the Company will reimburse him for any reasonable and necessary fees (travel expenses, accommodation expenses, hospitality expenses and other actual expenses) incurred by him during the fulfilment of his duties under the agreement upon the production of relevant receipts and/or valid documentation of expenditure.

Mr. Yung’s employment can be terminated with two month’s advance written notice by either party. During the term of his employment, Mr. Yung may not engage in any other employment or business without the prior written consent of the Company or engage in any business which is in competition with the business of the Company.

Summary Compensation of Named Executive Officers

Pursuant to the terms of the employment agreements that Messrs. Zhuo and Yung have with us, both executives are compensated by us for services provided to us and our subsidiaries.

The following table sets forth information concerning cash and non-cash compensation paid to our named executive officers for 2019, 2018, and 2017, respectively.

Name and Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	All other compensation	Total
Xinrong Zhuo	2019	$39,936	$—	$—	$—	$—	$39,936
Chief Executive Officer	2018	$39,791	$—	$—	$—	$—	$39,791
	2017	$40,037	$—	$—	$—	$—	$40,037

Yang (Roy) Yu(1)	2019	$240,000	$—	$—	$—	$—	$260,000
Former Chief Financial	2018	$240,000	$—	$—	$—	$—	$260,000
Officer	2017	$240,000	$—	$—	$—	$—	$260,000

LiMing (Michael) Yung(2)	2019	$—	$—	$—	$—	$—	$—
Chief Financial Officer	2018	$—	$—	$—	$—	$—	$—
	2017	$—	$—	$—	$—	$—	$—

____________

(1)      Yang Yu resigned as Chief Financial Officer on December 5, 2019.

(2)      LiMing Yung was appointed as Chief Financial Officer on December 5, 2019. Prior to such time, he served as Senior Vice President. He was not a named executive officer in 2018 or 2017.

Outstanding Equity Awards at 2019 Fiscal Year End

As of December 31, 2019, there were no outstanding equity awards for our named executive officers.

Long-Term Incentive Plans

There are no arrangements or plans in which we provide pension, retirement or similar benefits for directors or executive officers, except that our directors and executive officers may receive stock options at the discretion of our Compensation Committee. Although we do not have a formal broad based bonus plan, we may award bonuses on case-by-case basis depending on the terms of specific of employment agreements and other arrangements based on our financial performance as well as the executive’s performance which are determined by the Board in its sole discretion. We do not have any material bonus or profit sharing plans pursuant to which cash or non-cash compensation is or may be paid to our directors or executive officers, except that stock options may be granted at the discretion of our Compensation Committee.

As of the date of this Proxy Statement, we have no compensatory plan or arrangement with respect to any officer that results or will result in the payment of compensation in any form from the resignation, retirement or any other termination of employment of such officer’s employment with our company, from a change in control of our company or a change in such officer’s responsibilities following a change in control where the value of such compensation exceeds $60,000 per executive officer.

Director Compensation

We did not pay compensation to any non-employee director during 2019.

Our non-employee directors did not hold any outstanding option awards as of December 31, 2019.

We do not pay our directors in connection with attending individual Board meetings, but we reimburse our directors for expenses incurred in connection with such meetings.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

We have established procedures for identifying related parties and related party transactions, and for ensuring that any changes in the status of related parties are brought to the attention of the Board and management in a timely manner. For transactions with related parties in the ordinary course of business, such as customer sales, supply purchases, subcontracting or consulting services, we apply the same review and approval process as we would in the context of other commercial agreements. All such transactions with related parties are summarized and provided to our Audit Committee for review. For transactions with related parties outside the ordinary course of business, such as significant capital expenditures, capital raising activities and mergers and acquisitions, such transactions must be approved by our Audit Committee. In accordance with the Company’s Audit Committee charter, the Audit Committee reviews and approves any related-party transactions after reviewing each such transaction for potential conflicts of interests and other improprieties. The Company does not have a separate written policy for related-party transactions; however, such transactions are reported to the Audit Committee or the Company in accordance with the Company’s Code of Ethics.

The following is a summary of the significant related party transactions in which we engaged during the year ended December 31, 2019 and 2018:

From time to time, we made purchases from our related parties’ vendors. As of December 31, 2019, our outstanding accounts payable for Hong Long, which is controlled by an immediate family member of our Chief Executive Officer, and Huna Lin amounted to approximately $270,000 and $1,437,000, respectively. As of December 31, 2018, our outstanding accounts payable for Hong Fa Shipping Limited, which is controlled by our Chief Executive Officer, and Hong Long, which is controlled by an immediate family member of our Chief Executive Officer, amounted to approximately $1,232,000 and $2,008,000, respectively.

Our Chief Executive Officer, from time to time, has provided advances to us for working capital purposes. The advances are short-term in nature, non-interest bearing, unsecured and payable on demand. By the year end December 31 2019, we owed approximately $150,000 to our Chief Executive Officer. By the year end December 31 2018, we owed approximately $9.4 million and $10.1 million from our Chief Executive Officer and Hong Long, respectively.

On July 31, 2012, the Company entered into a lease for office space with Ping Lin, spouse of the Company’s Chief Executive Officer (the “Office Lease”). Pursuant to the Office Lease, the annual rent is RMB 84,000 (approximately $12,500) and the renewed Office Lease expires on July 31, 2021. For the year ended December 31, 2019, rent expense related to the Office Lease amounted to approximately $12,500. For the year ended December 31, 2018, rent expense related to the Office Lease amounted to approximately $12,700.

On July 1, 2013, the Company entered into a service agreement with Hai Yi Shipping Limited that provided the Company to use a portion of the premises located in Hong Kong as office space and provided related administrative services (the “Service Agreement”). Pursuant to the Service Agreement, the monthly payments are HK$298,500 (approximately $38,500) and the Service Agreement expired on December 31, 2017. On January 1, 2018, the Service Agreement was renewed to February 28, 2018 under the same conditions. On March 1, 2018, the Company entered into a lease agreement directly with the landlord under the same conditions that expires on February 28, 2021. For the year ended December 31, 2019, rent expense and corresponding administrative service charge related to the Service Agreement amounted to approximately $457,100. For the year ended December 31, 2018, rent expense and corresponding administrative service charge related to the Service Agreement amounted to approximately $489,000.

During the year ended December 31, 2019, we purchased fuel, fishing nets and other on-board consumables from Honglong Ocean Fishery Co., Ltd and Zhiyan Lin of approximately $5,021,000, and $4,000, respectively. During the year ended December 31, 2018, we purchased fuel, fishing nets and other on-board consumables from Honglong Ocean Fishery Co., Ltd of approximately $1,762,000.

During the year ended December 31, 2019, we purchased vessel maintenance service from Honglong Ocean Fishery Co., Ltd and Huna Lin of approximately nil and $481,100, respectively. During the year ended December 31, 2018, we purchased vessel maintenance service from Honglong Ocean Fishery Co., Ltd and Huna Lin of approximately $71,000 and $48,000, respectively.

During the year ended December 31, 2019, we purchased transportation service from Honglong Ocean Fishery Co., Ltd. of approximately $114,000. During the year ended December 31, 2018, we purchased transportation service from Honglong Ocean Fishery Co., Ltd. of approximately $466,000.

In December 2015, we entered into a pledge contract with The Export Import Bank of China pursuant to which we pledged 12 fishing vessels with carrying amounts of approximately $6,960,000, as collateral to secure Hong Long’s $2,700,000 in long-term loans from the financial institution, which are due on November 21, 2021. In November 2019, we entered into another pledge contract with The Export Import Bank of China pursuant to which we pledged 11 fishing vessels with carrying amounts of approximately $19,700,000, as collateral to secure Hong Long’s $25,800,000 in short-term loans from the financial institution, which are due on November 21, 2020. In December 2019, we entered into another pledge contract with the Fujian Haixia Bank pursuant to which we pledged 1 fishing vessels with carrying amounts of approximately $6,400,000, as collateral to secure Hong Long’s $5,700,000 in short-term loans from the financial institution, which are due on December 30, 2020. In December 2018, we entered into another pledge contract with the Fujian Haixia Bank pursuant to which we pledged 14 fishing vessels with carrying amounts of approximately $24,500,000, as collateral to secure Hong Long’s $12,970,000 in long-term loans from the financial institution, which were due on December 13, 2019.

From time to time, our related parties provided guarantee and collateral for our bank borrowings. For a further description, see “Note 11 — Bank Loans to Notes to Consolidated Financial Statements” in our Annual Report on Form 10-K for the year ended December 31, 2019 and 2018.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table provides the number and percentage of our ordinary shares beneficially owned as of the record date of November 9, 2020, based on 79,302,428 our ordinary shares outstanding as of such date by:

•        each shareholder or group of affiliated shareholders, who owns more than 5% of our outstanding capital stock;

•        each of our named executive officers;

•        each of our directors; and

•         all of our directors and executive officers as a group.

Beneficial ownership is determined in accordance with the rules of the Commission, and generally includes voting power and/or investment power with respect to the securities held. Ordinary shares subject to options and warrants currently exercisable or exercisable within 60 days of November 9, 2020, or issuable upon conversion of convertible securities which are currently convertible or convertible within 60 days of November 9, 2020, are deemed outstanding and beneficially owned by the person holding those options, warrants or convertible securities for purposes of computing the number of ordinary shares and percentage of ordinary shares beneficially owned by that person, but are not deemed outstanding for purposes of computing the percentage beneficially owned by any other person. Except as indicated in the footnotes to this table, and subject to applicable community property laws, the persons or entities named have sole voting and investment power with respect to all of our ordinary shares shown as beneficially owned by them.

Unless otherwise indicated in the footnotes, the principal address of each of the shareholders below is c/o  Pingtan Marine Enterprise Ltd., 18/F, Zhongshan Building A, No. 154 Hudong Road, Fuzhou, P.R.C. 350001.

Name and Address of Beneficial Owner	Ordinary Shares Beneficially Owned	Percent of Ordinary Shares Outstanding
Xinrong Zhuo(1)	45,402,355	57.4%
Lin Lin	—	—
Lin Bao	—	—
XingAn Lin	—	—
Zengbiao Zhu	—	—
LiMing (Michael) Yung	500	0.0%
All Officers and Directors as a Group (total of 6 persons)	45,402,855	57.4%

____________

(1)      Represents 15,780,000 shares held by Heroic Treasure Limited, of which Mr. Zhuo is the controlling shareholder, and 28,079,868 shares held by Mars Harvest Co., Ltd., of which Mr. Zhuo is the sole shareholder and 1,542,487 shares held by Mr. Zhuo directly.

Change in Control

We are not aware of any arrangements including any pledge by any person of our securities, the operation of which may at a subsequent date result in a change in control of the registrant.

DEADLINE FOR RECEIPT OF MEMBER PROPOSALS FOR 2021

Proposals to Be Included in Proxy Statement

Members are hereby notified that if they wish a proposal to be included in our proxy statement and form of proxy relating to our 2021 annual general meeting of members, they must deliver a written copy of their proposal to the our Corporate Secretary at our principal executive offices no later than 120 calendar days in advance of the one year anniversary of the date our proxy statement was released to members pursuant to Rule 14a-8 under the Exchange Act. Under the rules of the Commission, any member who wishes to submit a proposal for inclusion in the proxy statement for our 2021 annual general meeting of members must submit a written copy of such proposal to our executive offices on or before July 13, 2021.

If the date of our 2021 annual general meeting has been changed by more than 30 days from the date of our 2020 annual general meeting, members’ written notices must be received by us a reasonable time before we begin to print and mail proxy materials for our 2021 annual general meeting.

Proposals to Be Submitted for the Annual General Meeting

Additionally, under Rule 14a-4 promulgated under the Exchange Act, a member may wish to have a proposal presented at the 2021 annual general meeting but not to have such proposal included in the proxy statement. If notice of any such proposal is not received by the Company at its principal executive office on or before September 27, 2021 (45 calendar days prior to the one-year anniversary of this year’s proxy statement being first made available to shareholders), then such proposal will be considered “untimely” for purposes of Securities and Exchange Commission Rule 14a-4(c), and we will be allowed to use our discretionary voting authority under proxies solicited by us if such proposal is raised at such annual general meeting of members, without any discussion of the matter in the proxy statement.

We were not notified of any member proposals to be addressed at this Annual General Meeting, and will therefore be allowed to use our discretionary voting authority if any member proposals are raised at the Annual General Meeting.

Mailing Instructions

Proposals should be delivered to Pingtan Marine Enterprise Ltd., 18/F, Zhongshan Building A No. 154 Hudong Road, Fuzhou, PRC, 350001, Attention: Corporate Secretary. To avoid controversy and establish timely receipt by the Company, it is suggested that members send their proposals by certified mail, return receipt requested.

OTHER MATTERS

Our Board knows of no other matters to be submitted to the Annual General Meeting. If any other matters properly come before the Annual General Meeting, then the persons named in the form of proxy will vote the shares they represent in their discretion.

The Commission has adopted rules that permit companies and intermediaries (e.g., brokers, banks and nominees) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more shareholders sharing the same address by delivering a single proxy statement and annual report addressed to those shareholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for shareholders and cost savings for companies and intermediaries.

This year, a number of brokers, banks and nominees with account holders who are our shareholders may be householding our proxy materials. In such circumstances, a single proxy statement will be delivered to multiple shareholders sharing an address unless contrary instructions have been received by the broker, bank or nominee from one or more of the affected shareholders. We have not initiated householding with respect to the small number of our record holders, because such householding would increase our costs. If, at any time, you would like to receive a separate copy of our proxy statement and annual report, we will promptly send you an additional copy upon written or oral request directed to our Secretary c/o Corporate Secretary, Pingtan Marine Enterprise Ltd., 18/F, Zhongshan Building A No. 154 Hudong Road, Fuzhou, P.R.C. 350001, +86 591-8727-1266. If you are a beneficial owner, you can request additional copies of our proxy statement and annual report. If your shares are held in “street name,” you can request a change in your householding status by notifying your broker, bank or nominee. Shareholders who currently receive multiple copies of the proxy statement at their address and would like to request householding of their communications should contact our Secretary at the address listed above.

To the extent that this Proxy Statement is incorporated by reference into any other filing by us under the Securities Act or the Exchange Act, the sections of this Proxy Statement entitled “Compensation Committee Report” and “Audit Committee Report” (to the extent permitted by the rules of the Commission) will not be deemed incorporated unless specifically provided otherwise in such filing.

The final results of the balloting at the Annual General Meeting will appear in our Current Report on Form 8-K filed with the Commission within four business days of the Annual General Meeting.

Important Notice Regarding the Availability of Proxy Materials for the Annual General Meeting of Members of PINGTAN MARINE ENTERPRISE LTD. To Be Held On: December 23, 2020 at 10:00 a.m. local time at 18/F. Zhongshan Building A, No. 154 Hudong Road, Fuzhou, PRC, 350001 COMPANY NUMBER ACCOUNT NUMBER CONTROL NUMBER This communication is not a form for voting and presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting. If you want to receive a paper or e-mail copy of the proxy materials you must request one. There is no charge to you for requesting a copy. To facilitate timely delivery please make the request as instructed below before 12/11/20. Please visit http://www.astproxyportal.com/ast/17096, where the following materials are available for view: · Notice of Annual Meeting of Stockholders · Proxy Statement · Form of Electronic Proxy Card · Annual Report on Form 10-K TO REQUEST MATERIAL: TELEPHONE: 888-Proxy-NA (888-776-9962) 718-921-8562 (for international callers) E-MAIL: info@astfinancial.com WEBSITE: https://us.astfinancial.com/OnlineProxyVoting/ProxyVoting/RequestMaterials TO VOTE: ONLINE: To access your online proxy card, please visit www.voteproxy.com and follow the on-screen instructions or scan the QR code with your smartphone. You may enter your voting instructions at www.voteproxy.com up until 11:59 PM Eastern Time the day before the cut-off or meeting date. IN PERSON: You may vote your shares in person by attending the Annual Meeting. TELEPHONE: To vote by telephone, please visit www.voteproxy.com to view the materials and to obtain the toll free number to call. MAIL: You may request a card by following the instructions above. Please note that you cannot use this notice to vote by mail. 1. A resolution to elect Lin Bao as the Class B director to serve for a three-year term to expire at the 2023 annual general meeting of members or until his successor is duly elected and qualified. Nominee: Lin Bao 2. To consider an advisory vote regarding executive compensation. 3. To consider an advisory vote on the frequency of future advisory votes on executive compensation. 4. To ratify the appointment of BDO China Shu Lun Pan Certified Public Accountants LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020. THE BOARD RECOMMENDS THAT YOU VOTE “FOR” PROPOSAL 1, “FOR” PROPOSAL 2, FOR “EVERY 3 YEARS” ON PROPOSAL 3 AND “FOR” PROPOSAL 4.

ANNUAL GENERAL MEETING OF MEMBERS OF PINGTAN MARINE ENTERPRISE LTD. December 23, 2020 GO GREEN e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.astfinancial.com to enjoy online access. NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL: The Notice of Meeting, Proxy Statement, Proxy Card and Annual Report on Form 10-K for the 2019 fiscal year are available at http://www.astproxyportal.com/ast/17096 Please sign, date and mail your proxy card in the envelope provided as soon as possible. Please detach along perforated line and mail in the envelope provided. 00000303040300000000 4 122320 THE BOARD RECOMMENDS THAT YOU VOTE “FOR” PROPOSAL 1, “FOR” PROPOSAL 2, FOR “EVERY 3 YEARS” ON PROPOSAL 3 AND “FOR” PROPOSAL 4. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE. x THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED, OR IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED FOR ELECTION OF THE DIRECTOR NOMINEES, FOR ADVISORY VOTE ON EXECUTIVE COMPENSATION, FOR EVERY 3 YEARS ON ADVISORY VOTE ON THE FREQUENCY OF AN ADVISORY VOTE ON EXECUTIVE COMPENSATION AND FOR RATIFICATION OF THE APPOINTMENT OF BDO CHINA SHU LUN PAN CERTIFIED PUBLIC ACCOUNTANTS LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR ENDING DECEMBER 31, 2020. THIS PROXY ALSO CONFERS DISCRETIONARY AUTHORITY ON THE PROXY HOLDERS TO VOTE AS TO ANY OTHER MATTERS THAT MAY BE PROPERLY BROUGHT BEFORE THE ANNUAL MEETING. 1. A resolution to elect Lin Bao as the Class B director to serve for a three-year term to expire at the 2023 annual general meeting of members or until his successor is duly elected and qualified. Nominee: Lin Bao FOR AGAINST ABSTAIN 2. To consider an advisory vote regarding executive compensation. FOR AGAINST ABSTAIN 3. To consider an advisory vote on the frequency of future advisory votes on executive compensation. Every 3 years Every 2 years Every year ABSTAIN 4. To ratify the appointment of BDO China Shu Lun Pan Certified Public Accountants LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020. FOR AGAINST ABSTAIN In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual General Meeting. This proxy when properly executed will be voted as directed herein by the undersigned members. To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. Signature of Member Date: Signature of Member Date: Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

ANNUAL GENERAL MEETING OF MEMBERS OF PINGTAN MARINE ENTERPRISE LTD. December 23, 2020 GO GREEN e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.astfinancial.com to enjoy online access. NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL: The Notice of Meeting, Proxy Statement, Proxy Card and Annual Report on Form 10-K for the 2019 fiscal year are available at http://www.astproxyportal.com/ast/17096 Please sign, date and mail your proxy card in the envelope provided as soon as possible. Please detach along perforated line and mail in the envelope provided. 00000303040300000000 4 122320 THE BOARD RECOMMENDS THAT YOU VOTE “FOR” PROPOSAL 1, “FOR” PROPOSAL 2, FOR “EVERY 3 YEARS” ON PROPOSAL 3 AND “FOR” PROPOSAL 4. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE. x THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED, OR IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED FOR ELECTION OF THE DIRECTOR NOMINEES, FOR ADVISORY VOTE ON EXECUTIVE COMPENSATION, FOR EVERY 3 YEARS ON ADVISORY VOTE ON THE FREQUENCY OF AN ADVISORY VOTE ON EXECUTIVE COMPENSATION AND FOR RATIFICATION OF THE APPOINTMENT OF BDO CHINA SHU LUN PAN CERTIFIED PUBLIC ACCOUNTANTS LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR ENDING DECEMBER 31, 2020. THIS PROXY ALSO CONFERS DISCRETIONARY AUTHORITY ON THE PROXY HOLDERS TO VOTE AS TO ANY OTHER MATTERS THAT MAY BE PROPERLY BROUGHT BEFORE THE ANNUAL MEETING. 1. A resolution to elect Lin Bao as the Class B director to serve for a three-year term to expire at the 2023 annual general meeting of members or until his successor is duly elected and qualified. Nominee: Lin Bao FOR AGAINST ABSTAIN 2. To consider an advisory vote regarding executive compensation. FOR AGAINST ABSTAIN 3. To consider an advisory vote on the frequency of future advisory votes on executive compensation. Every 3 years Every 2 years Every year ABSTAIN 4. To ratify the appointment of BDO China Shu Lun Pan Certified Public Accountants LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020. FOR AGAINST ABSTAIN In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual General Meeting. This proxy when properly executed will be voted as directed herein by the undersigned members. To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. Signature of Member Date: Signature of Member Date: Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

PINGTAN MARINE ENTERPRISE LTD. Proxy Solicited by the Board of Directors for the Annual General Meeting of Members to Be Held December 23, 2020 The undersigned member(s) of PINGTAN MARINE ENTERPRISE LTD., a Cayman Islands corporation (hereinafter referred to as the "Company"), hereby acknowledges receipt of the Notice of Annual General Meeting of Members and Proxy Statement, each dated November 12, 2020, and hereby appoints Xinrong Zhuo and LiMing (Micheal) Yung, and either of them acting singly in the absence of the other, with full power of substitution and revocation, as proxy and attorney-in-fact on behalf and in the name and place of the undersigned, and hereby authorizes each of them to represent and to vote all of the ordinary shares that the undersigned would be entitled to vote if personally present at the Annual General Meeting of Members of Pingtan Marine Enterprise Ltd. to be held on Wednesday, December 23, 2020 at the Company's headquarters located at 18/F. Zhongshan Building A, No. 154 Hudong Road, Fuzhou, PRC, 350001, at 10:00 AM local time, and at any adjournments or postponements thereof, upon the matters set forth in the Notice of Annual General Meeting of Members and Proxy Statement, hereby revoking any proxies heretofore given, to vote all ordinary shares of the Company held or owned by the undersigned as directed on the reverse side of this proxy card, and in their discretion upon such other matters as may come before the meeting. (Continued and to be signed on the reverse side.) 1.1 14475